Exhibit 3.2

BY-LAWS OF

FURNITURE BRANDS INTERNATIONAL, INC.

(Revised and Amended to ~~May 6, 1998~~August 7, 2008)

ARTICLE I

Offices

Section 1.        The ~~principal~~registered office of Furniture Brands International, Inc. (the “Corporation”) shall be in the State of Delaware at such location and with such registered agent in charge thereof as may be established by the Board of Directors from time to time.

Section 2.        The Corporation may also have an office in the County of Saint Louis, State of Missouri, and also offices at such other places as the Board of Directors may from time to time appoint, or the business of the Corporation may require.

ARTICLE II

Seal

Section 1.        The corporate seal shall have inscribed thereon the name of the Corporation, the state and the year of its incorporation and the words “CORPORATE SEAL”.

ARTICLE III

Stockholders' Meetings

Section 1.        Meetings of the stockholders shall be held in the County of Saint Louis, Missouri, or at such other place within or without the State of Missouri as the Board of Directors may designate.

Annual Meetings

Section 2.        Unless otherwise provided by resolution of the Board of Directors, an annual meeting of stockholders shall be held on the first Wednesday of May in each year, if not a legal holiday, and if a legal holiday, then on the next business day following, at 10

a.m. At each such annual meeting, the stockholders shall elect, by ballot, directors ~~to succeed those directors whose terms expire at such meeting~~, and shall transact such other business as may properly be brought before the meeting. ~~The number of directors to be elected at each~~Any previously scheduled annual meeting of the stockholders ~~shall be determined by~~may be postponed by resolution of the Board of Directors ~~of the Corporation at least thirty days before~~upon public notice given on or prior to the date previously scheduled for such annual meeting of stockholders.

BY-LAWS (Revised and Amended to ~~May 6, 1998~~August 7, 2008)

Quorum

Section 3.        A majority of the issued and outstanding Common Stock, present in person or represented by proxy, shall ~~be requisite and shall~~ constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Restated Certificate of Incorporation, or by these By-Laws. ~~If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat~~Whether or not a quorum is present and except as otherwise required by law, either the chairman of the meeting or the holders of a majority of the voting power of the shares of capital stock, present in person or by proxy, shall have power to adjourn the meeting from time to time to another time or place, without notice other than announcement at the meeting~~, until the record holders of the requisite amount of stock shall be present or represented~~ of the time and place of such adjourned meeting. Notwithstanding the foregoing, if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which the requisite amount of stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally ~~notified~~noticed.

How And Who May Vote

Section 4.        (a)       At each meeting of the stockholders, every holder of Common Stock ~~having the right to vote~~ shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. In all matters each holder of Common Stock shall have one vote for each share of Common Stock registered in his name on the books of the Corporation at the close of business on the record date. ~~However, if a record date is not fixed as herein provided, then no share of stock shall be voted at such meeting which has been transferred on the books of the Corporation within twenty days next preceding such meeting.~~ The vote for directors, and, upon demand of any stockholder entitled to vote, the vote upon any question before the meeting, shall be by ballot. ~~All elections shall be had, and (except~~Except as otherwise required by ~~statute or~~ the Restated Certificate of Incorporation~~) all~~, these By-Laws, applicable law or the rules and regulations of any stock exchange applicable to the Corporation, directors shall be elected in the manner described in Section 4(b)(i) of this Article III, and all other questions properly brought before any meeting of stockholders shall be decided~~, by a plurality vote~~ by majority vote of shares present or represented by proxy at the meeting.

(b)(i) Each director to be elected by stockholders shall be elected by the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this Section 4, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election. “Abstentions” and “broker non-votes” shall not be deemed to be votes cast with respect to that director’s election. Notwithstanding the foregoing, in the event of a contested election of directors, directors shall be elected by the vote of a plurality of the votes cast . For purposes of this Section 4, a “contested election” shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected,

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with the determination that an election is “contested” to be made by the Secretary following the close of the applicable notice of nomination period set forth in Section 12 of this Article III, based on whether one or more notices of nomination were timely filed in accordance with said Section 12 (provided that the determination that an election is a “contested election” shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity).

(ii)       In order for any incumbent director to be eligible to be nominated to serve an additional term on the Board of Directors, such incumbent director shall submit to the Corporation an irrevocable resignation as a director, contingent on (A) that director not receiving a majority of the votes cast for such director’s reelection in an election that is not a contested election, and (B) acceptance of that contingent resignation by the Board of Directors in accordance with the policies and procedures set forth herein or adopted by the Board of Directors for such purpose. In the event an incumbent director fails to receive a majority of the votes cast for such director’s reelection in an election that is not a contested election, the Governance and Nominating Committee of the Board of Directors (the “Governance and Nominating Committee”) shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the Governance and Nominating Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Governance and Nominating Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director whose resignation is being considered shall not participate in the recommendation of the Governance and Nominating Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, notwithstanding anything to the contrary in these By-Laws, such director shall continue to serve as a member of the Board of Directors until the next succeeding annual meeting of stockholders and until such director’s successor is duly elected, or his earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors pursuant to this Section 4, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 1 of Article VIII of these By-Laws or may decrease the size of the Board of Directors pursuant to the provisions of Section 1 of Article IV of these By-Laws.

Notice of ~~Annual Meeting~~ Meetings

Section 5.        ~~Written notice of the annual meeting, stating the time and place where it will be held, shall be mailed at least ten days prior to the meeting to each stockholder at such address as appears on the stock ledger of the Corporation.~~(a)           Except as otherwise required by the law of Delaware, notice of each meeting of the stockholders, whether annual or special, shall be given, except that (i) it shall not be necessary to give notice to any stockholder who properly waives notice before or after the meeting, whether in writing or by electronic transmission or otherwise, and (ii) no notice of an adjourned meeting need be given except when

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required under these By-Laws or by law. Such notice shall state the date, time and place, if any, of the meeting (and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person at such meeting), and in the case of a special meeting, shall also state the purpose or purposes thereof. Except as otherwise required by law, each notice of a meeting shall be given in any manner permitted by law not less than 10 nor more than 60 days before the meeting and shall state the time and place of the meeting, and unless it is the annual meeting, shall state at whose direction or request the meeting is called and the purposes for which it is called. The attendance of any stockholder at a meeting, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened, shall constitute a waiver of notice by such stockholder; and the requirement of notice may also be waived in accordance with Section 7 of Article VIII of these By-Laws. Any previously scheduled meeting of stockholders may be postponed, and (unless the Restated Certificate of Incorporation otherwise provides) any special meeting of stockholders may be canceled or postponed, by resolution of the Board of Directors upon public announcement (as defined in Section 10 of Article III of these By-Laws) given on or prior to the date previously scheduled for such meeting of stockholders.

(b)       Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to a stockholder given by the Corporation may be given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked (i) if the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. For purposes of these By-Laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

(c)       Notice shall be deemed given, if mailed, when deposited in the United States mail with postage prepaid, if addressed to a stockholder at his or her address on the Corporation’s records. Notice given by electronic transmission shall be deemed given (i) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) by any other form of electronic transmission, when directed to the stockholder.

Stockholders List - Entitled to Vote

Section 6.        The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, and showing the

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address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained herein shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder ~~during ordinary business hours~~for any purpose germane to the meeting for a period of at least ten days prior to the meeting~~, either at a place within the city where the meeting is to be held and which place shall be specified in~~: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or~~, if not so specified, at the place where said meeting is to be held, and~~ (ii) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof~~,~~ and ~~subject to inspection of any stockholder who may be present~~may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Special Meetings

Section 7.        Special meetings of the stockholders, for any purpose or purposes, unless otherwise provided by ~~statute~~law, may be called only by the Board of Directors, pursuant to a resolution approved by a majority of the entire Board of Directors, or by the holders of not less than one-fifth of the combined voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors (by written notice delivered to the Secretary of the Corporation), upon not less than ten and not more than sixty days' written notice (except as otherwise required by law). The Board of Directors shall determine the place, if any, and fix the time of a special meeting requested by stockholders pursuant to this Section 7.

Inspectors of Election; Polls

Section 8.        Before each meeting of stockholders, the Chairman of the Board, the President or another officer of the Corporation designated by resolution of the Board of Directors shall appoint one or more inspectors of election for the meeting and may appoint one or more inspectors to replace any inspector unable to act. If any of the inspectors appointed shall fail to attend, or refuse or be unable to serve, substitutes shall be appointed by the chairman of the meeting. Each inspector, who may be an employee of the Corporation, shall have such duties as are provided by law, and shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person’s ability. The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting.

Conduct of Meeting

Section 9.        (a)       The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such

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rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate or convenient for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; and (vi) adjournment of the meeting either by the chairman of the meeting or by vote of the shares present in person or by proxy at the meeting. Unless and except to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(b)       Notwithstanding anything to the contrary in these By-Laws, unless otherwise required by law, if a stockholder (or qualified representative) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business proposed by such stockholder pursuant to Section 7, 10 or 12 of this Article III, such nomination shall be disregarded and such proposed business shall not be transacted, even though proxies in respect of such vote may have been received by the Corporation. In order to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

Business at Annual Meeting

Section 10.      (a) At an annual meeting of stockholders, only such business (other than nominations of directors, which must be made in compliance with, and shall be exclusively governed by, Section 12 of this Article III of these By-Laws) shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation’s notice of the meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or any committee thereof or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 10 and at the time of the annual meeting, who shall be entitled to vote at such meeting and who shall have complied with the notice procedures set forth in this Section 10; clause (iii) shall be the exclusive means for a stockholder to submit such business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before or at an annual meeting of stockholders.

(b)       For any such business to be properly brought before an annual meeting by a stockholder pursuant to Section 10(a)(iii) of this Article III of these By-Laws, the stockholder must have given timely notice thereof in writing to the Secretary and any such proposed business must constitute a proper matter for stockholder action. To be timely, a

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stockholder's notice must be delivered or mailed to the Secretary and received at the offices of the Corporation in the County of Saint Louis, Missouri, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be received not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of the annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (i) as to each matter the stockholder proposes to bring before the annual meeting, a brief description of the business to be brought before the annual meeting, the reasons for conducting such business at such meeting, and the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-Laws of the Corporation, the text of the proposed amendment); (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (A) the name and address, as they appear on the Corporation’s books, of such stockholder and of such beneficial owner, (B) the class or series and number of shares of the Corporation’s stock which are, directly or indirectly, owned beneficially and of record, by such stockholder and such beneficial owner, (C) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (D) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner has a right to vote any shares of any security of the Corporation, (E) any short interest of such stockholder or beneficial owner in any security of the Corporation (for purposes hereof a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (F) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of the Corporation, (G) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (H) any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (I) any other

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information relating to such stockholder and beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder ((A) through (I) collectively, the “Proposing Stockholder Information”); (iii) any material interest of the stockholder, and of the beneficial owner, if any, on whose behalf the proposal is made, in such business; (iv) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by the stockholder; (v) a representation that the stockholder is a holder of record of stock of the Corporation, entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such business; and (vi) a representation as to whether the stockholder or the beneficial owner, if any, intends, or is or intends to be part of a group that intends, (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies from stockholders in support of such proposal. For purposes of these By-Laws, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(b) of the Exchange Act, and the meaning of the term “group” shall be within the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act.

(c)       Notwithstanding anything in these By-Laws to the contrary, no business (other than the election of directors) shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 10. Except as otherwise provided by law, the Restated Certificate of Incorporation or these By-Laws, the chairman of the meeting may, if the facts warrant, determine that the proposed business was not properly brought before the meeting in accordance with the provisions of this Section 10 (including whether the stockholder or beneficial owner, if any, on whose behalf the proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's proposal in compliance with such stockholder's representation as required by clause (b)(vi) of this Section 10); and if the chairman should so determine, the chairman shall so declare to the meeting, and any such proposed business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 10; provided, however, that any references in these By-Laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to business proposals to be considered pursuant to Section 10 of this Article III of these By-Laws (including clause (a)(iii) hereof). Nothing in this Section 10 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. The provisions of this Section 10 shall also govern what constitutes timely notice for purposes of Rule 14a-4(c) of the Exchange Act.

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Business at Special Meetings

Section 11.      ~~Section 8.~~ Business transacted at all special meetings shall be confined to the objects stated in the ~~call~~notice.

~~Notice of Special Meetings~~

~~Section 9.       Written notice of a special meeting of stockholders, stating the time and place and object thereof, shall be mailed, postage prepaid, at least ten days before such meeting, to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation.~~

Nominations of Directors

Section 12.      (a) Only persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible for election as directors at a meeting of stockholders. Nominations of persons for election to the Board of Directors may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of the meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or any committee thereof, or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 12 and at the time of the meeting, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 12; clause (iii) shall be the exclusive means for a stockholder to make nominations of persons for election to the Board of Directors at an annual meeting of stockholders.

To be eligible to be a nominee for election or reelection as a director of the Corporation, the prospective nominee (whether nominated by or at the direction of the Board of Directors or by a stockholder), or someone acting on such prospective nominee’s behalf, must deliver (in accordance with any applicable time periods prescribed for delivery of notice under this Section 12) to the Secretary at the offices of the Corporation in the County of Saint Louis, Missouri a written questionnaire providing such information with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made that would be required to be disclosed to stockholders pursuant to applicable law or the rules and regulations of any stock exchange applicable to the Corporation, including without limitation all information concerning such persons that would be required to be disclosed in solicitations of proxies for election of directors pursuant to and in accordance with Regulation 14A under the Exchange Act (which questionnaire shall be provided by the Secretary upon written request). The prospective nominee must also provide a written representation and agreement, in the form provided by the Secretary upon written request, that such prospective nominee: (A) will abide by the requirements of Section 4(b)(ii) of Article III of these By-Laws; (B) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such prospective nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such prospective nominee’s ability to comply, if elected as a director of the Corporation, with such prospective nominee’s fiduciary

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duties under applicable law; (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and (D) would be in compliance if elected as a director of the Corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. For purposes of this Section 12(a), a “nominee” shall include any person being considered to fill a vacancy on the Board of Directors.

(b)       For any nominations to be properly brought before an annual or special meeting by a stockholder pursuant to Section 12(a)(iii) or this Section 12(b) of this Article III of these By-Laws, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice, in writing, must be delivered or mailed to the Secretary and received at the offices of the Corporation in the County of Saint Louis, Missouri (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, provided, however, that in the event that the date of the meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of the meeting is first made; or (ii) in the case of a special meeting at which the Board of Directors gives notice that directors are to be elected, not earlier than the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or the tenth day following the day on which public announcement of the date of the meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made. In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. In the case of a special meeting of stockholders, nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (subject to Article VIII, Section 1 of these By-Laws) stockholders pursuant to Article III, Section 7 hereof or (2) provided that the Board of Directors or (subject to Article VIII, Section 1 of these By-Laws) stockholders pursuant to Article III, Section 7 hereof has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 12 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting upon such election and who complies with the notice procedures set forth in this Section 12. For nominations to be properly brought before an annual or special meeting, such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (A) all information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act (including such person’s written consent to being named as a nominee and to serving as a director if elected) and (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or

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among such stockholder and beneficial owner, if any, on whose behalf the nomination is being made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (ii) as to the stockholder giving the notice and the beneficial owner on whose behalf the nomination is made, the Proposing Stockholder Information; (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and (iv) a representation as to whether the stockholder or the beneficial owner, if any, intends, or is or intends to be part of a group that intends, (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such nomination. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. Notwithstanding anything in this Section 12 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased effective at the annual meeting and there is no public announcement by the Corporation naming all the nominees proposed by the Board of Directors for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 12 shall also be considered timely, but only with respect to nominees for such additional directorships, if it shall be delivered to the Secretary at the offices of the Corporation in the County of Saint Louis, Missouri not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(c)       No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in these By-Laws. Except as otherwise provided by law, the Restated Certificate of Incorporation or these By-Laws, the chairman of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed in these By-Laws (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee in compliance with such stockholder's representation as required by clause (b)(iv) of this Section 12); and if the chairman should so determine, the chairman shall so declare to the meeting, and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12; provided, however, that any references in these By-Laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations to be considered pursuant to Section 12 of this Article III (including clauses (a)(iii) and (b) hereof). Nothing in this Section 12 shall be deemed to affect

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any rights of the holders of any series of preferred stock of the Corporation to elect directors pursuant to any applicable provisions of the Restated Certificate of Incorporation.

ARTICLE IV

Board of Directors

Number - Election of - Term of Office

Section 1.        The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. From time to time, the number of directors constituting the Board of Directors shall be determined by resolution of the Board of Directors~~, and the number of directors may be increased by the affirmative vote of a majority of the directors then in office, although less than a quorum~~; provided, however, that the number of directors shall not be less than seven nor more than fifteen. Notwithstanding the foregoing, no vote to decrease the number of directors of the Corporation shall shorten the term of any incumbent director.

~~As of August 3, 1992, as provided in Article SEVENTH of the Restated Certificate of Incorporation, and subject to the provisions thereof, the Board of Directors was classified by dividing the directors into three classes as nearly equal in size as possible, serving for terms ending at the annual meetings of stockholders in 1993, 1994 and 1995, respectively. As of May 5, 1993, Article SEVENTH of the Restated Certificate of Incorporation was amended so that on and after May 5, 1993, the class of directors elected at each annual meeting of stockholders shall be elected by ballot by the stockholders entitled to vote, and (subject to the provisions of Paragraphs (a)(2) and (b) of Article SEVENTH of the Restated Certificate of Incorporation) for terms of one year and until their successors are elected and qualified, or until their earlier resignation or removal. Pursuant to Paragraph (b) of Article SEVENTH of the Restated Certificate of Incorporation, the terms of all directors in office at the first annual meeting of stockholders held on or after May 1, 1995, shall terminate at such meeting, and from and after such date all directors shall be elected for terms of one year and until their successors are elected and qualified, or until their earlier resignation or removal.~~

All directors shall hold office until their successors are elected and qualified, or until their earlier resignation or removal.

Place of Meetings - Offices

Section 2.        The directors may hold their meetings and have one or more offices outside of Delaware, at the offices of the Corporation in the County of Saint Louis, Missouri, or at such other places as they may from time to time determine. The directors may participate in meetings of the Board and committees of the Board by conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in this manner shall constitute presence in person at such meeting.

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Powers

Section 3.        In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Restated Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Resignation; Removal

Section 4.        Any director may resign at any time upon notice given in writing or by electronic transmission to the Board, the Chairman of the Board, the President or the Secretary. Except as otherwise provided in these By-Laws, unless otherwise specified therein, such resignation is effective when delivered and the acceptance of such resignation shall not be necessary to make it effective. Unless otherwise provided by law, the Restated Certificate of Incorporation or these By-Laws, any director may be removed, with or without cause, from office at any time by the holders of a majority of the shares then entitled to vote at an election of directors.

Meeting and Organization

Section 5.        ~~Section 4.~~ The newly elected Board may meet on the day of the annual stockholders' meeting after such meeting shall have adjourned, or at such place and time as shall be fixed ~~by the vote of the stockholders~~ at the annual meeting, for the purpose of organization or otherwise, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting; provided, a majority of the whole Board shall be present; or they may meet at such place and time as shall be fixed by the consent in writing of all the directors.

Regular Meetings

Section 6.        ~~Section 5.~~ Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

Special Meetings

Section 7.        ~~Section 6.~~ Special meetings of the Board may be called by the Chairman of the Board, or the Vice-Chairman of the Board or the President on ~~one day's~~twenty-four hours' notice to each director, either personally, by telephone or by mail, by electronic transmission or by telegram; special meetings shall be called by the Chairman of the Board or the Vice-Chairman of the Board or the President or the Secretary in like manner and on like notice on the written request of one-third of the directors in office at the time.

Quorum

Section 8.        ~~Section 7.~~ At all meetings of the Board a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum~~,~~ shall be the act of the

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Board of Directors except as may be otherwise specifically provided by statute or by the Restated Certificate of Incorporation or by these By-Laws.

Action Without Meeting.

Section 9.        Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and such consent or consents are filed with the minutes of the Board or of such committee.

Committees

Section 10.      The Corporation elects to be governed by Section 141(c)(2) of the General Corporation Law of the State of Delaware.

Section 11.      ~~Section 8.~~ There may be an Executive Committee of the Board of Directors consisting of the Chairman of the Board and the President, and two or more additional directors designated by resolution adopted by a majority of the whole Board. Said Committee may meet at stated times, or on any notice to all by the Chairman of the Committee or by any two members of the Committee. A majority of the members of the Executive Committee shall be necessary and sufficient to constitute a quorum for the transaction of business by said Committee. During the intervals between meetings of the Board such Committee shall advise with and aid the officers of the Corporation in all matters concerning its interests and the management of its business, and generally perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time to time. The Board may delegate to such Committee the authority to exercise all of the powers of the Board while the Board is not in session except the powers and authority specifically reserved unto the Board by the General Corporation Law of the State of Delaware as from time to time amended, and except as otherwise provided in these By- Laws. Vacancies in the membership of such Committee shall be filled by the Board of Directors at a regular meeting or at a special meeting called for that purpose.

Section 12.      ~~Section 9.~~ The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more other committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. ~~Any~~Except as otherwise required by law, any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it~~; but no such committee (including the Executive Committee) shall have power or authority in reference to amending the Restated Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's~~

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~~property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, removing, replacing or indemnifying directors or amending these By-Laws; and, unless the resolution expressly so provided, no such committee (including the Executive Committee) shall have the power or authority to declare a dividend or to authorize the issuance of stock~~.

Section 13.      ~~Section 10.~~ Unless the Board of Directors or these By-Laws otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in these By-Laws or the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article IV of these By-Laws.

~~Section 11.      Until the first annual meeting of stockholders of the Corporation held on or after May 1, 1995, at least one of the Class A Directors (as defined in the Amended and Restated Certificate of Incorporation of the Corporation, as in effect on the Effective Date) shall be appointed a member of each committee of the Board of Directors or shall be entitled to be present at, and receive reasonable advance notice of, each meeting of such Committee and to receive promptly a copy of each action by written consent taken by such Committee.~~

~~Section 12.      There shall be a Litigation Committee of the Board of Directors consisting of two Class A Directors and two other directors. The two Class A Directors shall be designated by a resolution adopted by the Class A Directors, and the two other directors shall be designated by a resolution adopted by a majority of the directors other than the Class A Directors. The Board of Directors shall irrevocably empower and direct and delegate to such Litigation Committee its entire authority (and it shall be the responsibility of the Litigation Committee) to manage, oversee and, in general, make, or direct the making of, all decisions (including, without limitation, decisions as to funding, strategy, prosecution, discovery, trial, settlement and/or dismissal) on behalf of the Corporation with respect to all Third Party Litigation, as defined in the Debtor's Amended Joint Plan of Reorganization (the “Plan”), for the benefit of the beneficiaries of the proceeds of such litigation, as set forth in the Plan. The Litigation Committee shall also be responsible for determining whether any Third Party Litigation (other than the claims pending as of the Effective Date) shall be litigated and, if litigated, such Committee shall be irrevocably empowered and directed by the Board and the Board shall delegate to the Litigation Committee its entire authority (and it shall be the responsibility of the Litigation Committee) to manage, oversee and make, or direct the making of, all decisions (including, without limitation, decisions as to funding, strategy, prosecution, discovery, trial, settlement and/or dismissal) on behalf of the Corporation with respect to such litigations for the benefit of the beneficiaries of the proceeds thereof, as set forth in the Plan. Three members of the Litigation Committee shall be necessary and sufficient to constitute a quorum for the transaction of business by said Committee and the affirmative vote of three members shall be required for each matter considered. If the Litigation Committee is unable to agree on any matter by the required vote, such matter shall be resolved by the United States Bankruptcy Court for the Eastern District of Missouri, which, pursuant to the Plan, shall retain jurisdiction over the~~

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~~management of the Third Party Litigation for this purpose. Vacancies in the membership of the Litigation Committee shall be filled in the same manner as the initial formation of such Committee; provided, however, that after the first annual meeting of stockholders held on or after May 1, 1995, Litigation Committee members may consist of Disinterested Directors (as defined in the Restated Certificate of Incorporation of the Corporation, as in effect on the Effective Date) in lieu of Class A Directors.~~

Section 14.      ~~Section 13.~~ All committees of the Board of Directors shall keep regular minutes of their proceedings and report same to the Board at the next Board meeting; but failure to keep minutes shall not affect the validity of acts of the committees.

ARTICLE V

General Officers

Section 1.	The officers of this Corporation shall be as follows:

Chairman of the Board

One or more Vice-Chairmen of the Board as the Board of Directors shall deem advisable

President

One or more Vice-Presidents as the Board of Directors shall deem advisable

Chief Executive Officer

Secretary

One or more Assistant Secretaries as the Board of Directors shall deem advisable

Treasurer

One or more Assistant Treasurers as the Board of Directors shall deem advisable~~.~~

Controller

One or more Assistant Controllers as the Board of Directors shall deem advisable.

Election of Officers; Qualifications of Other Officers

Section 2.        Each officer named in Section 1 of this Article V shall be elected by the Board of Directors and shall hold such office until such officer’s successor is duly elected and qualified or such officer’s earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer shall be subject to removal or suspension at

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any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any of the offices named in Section 1 of this Article V may, in the discretion of the Board of Directors, be held by one and the same person.

The Board of Directors may, from time to time, elect such other officers, representatives or agents as it may deem necessary and prescribe their qualifications and duties.

Agents

Section 3.        The Chief Executive Officer may appoint, from time to time, such other agents, representatives or assistants in the business of the Corporation as he may deem necessary or as the business of the Corporation may warrant. ~~Such appointments, either before or after being made, shall be submitted to the Board of Directors for its approval or rejection.~~

Chairman of the Board

Section 4.        The Chairman of the Board of Directors shall, when present and except as may otherwise be required under Delaware law, preside at all meetings of the stockholders and of the Board of Directors, and shall have such other power and perform such other duties as may be prescribed by the Board of Directors or its Executive Committee. The Chairman of the Board shall be chosen from among the directors. The Chairman of the Board, alone or with the President, one or more of the Vice Chairmen of the Board, the Secretary and/or such other directors as the Chairman shall determine, shall sign and send out reports and other messages which are to be sent to stockholders from time to time.

~~When both a Chairman of the Board and President have been elected, the Board of Directors shall appoint one of them Chief Executive Officer of the Corporation. If only one of such offices shall have been filled, or if one person holds both such offices, he shall be the Chief Executive Officer.~~

Absence of Chairman; Vice-Chairman

Section 5.        In the event of the death, absence or disability to act of the Chairman of the Board, the Vice-Chairman of the Board (or, if more than one, such Vice-Chairman as the Board shall specify) shall, when present and if a member of the Board of Directors, preside at meetings of the stockholders and of the Board of Directors; and the Vice-Chairman of the Board shall perform such other duties as may be prescribed by the Board of Directors.

In the event of the death, absence or disability to act of the Chairman of the Board and of the Vice-Chairman of the Board, the President, when present and if a member of the Board of Directors, shall preside at meetings of the stockholders and of the Board of Directors. In the event of the death, absence or disability to act of the Chairman of the Board, the Vice-Chairman of the Board (if a member of the Board of Directors) and the President (if a member of the Board of Directors), a chairman of the meeting chosen by a majority of the directors present shall preside at meetings of the stockholders and of the Board of Directors.

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President

Section 6.        The President shall have such powers and perform such duties as the Board of Directors or its Executive Committee may assign to him.

Vice-President

Section 7.        In the event of the death, absence or disability to act of the President, any Vice-President, upon the request of the Chairman of the Board, shall exercise all the powers and perform all the duties of the President. The Board of Directors may specially designate one or more Vice-Presidents with a descriptive title, such as Senior Executive Vice-President, Executive Vice-President, Administrative Vice-President and the like. The Vice-Presidents shall perform such other duties and exercise such other powers as the Chief Executive Officer may request or the Board of Directors may, by resolution duly adopted, provide.

The Board of Directors shall designate one of the Vice-Presidents as the chief financial officer of the Corporation and he shall be responsible for the preparation of the Corporation's balance sheet, income account and other corporate financial statements and reports, and shall perform such other duties as may be prescribed by the Board of Directors.

Chief Executive Officer

Section 8.        The Chief Executive Officer shall have the general and active management and supervision of the business of the Corporation. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall also perform such other duties as may be assigned to the Chief Executive Officer by the Board of Directors. The Chief Executive Officer shall designate who shall perform the duties of the Chief Executive Officer in the Chief Executive Officer’s absence.

Secretary

Section 9.        ~~Section 8.~~ The Secretary shall have custody of the corporate seal of the Corporation, and shall affix and attest the same to all instruments requiring this seal; he shall keep the minutes of all meetings of the stockholders and of the Board of Directors and of the Executive Committee; he shall give all notices and make all publications for regular and special meetings of the stockholders or of the Board of Directors or of the Executive Committee; he shall have charge and custody of the books containing the records of such meetings, and shall perform such other duties ~~s~~as may be prescribed by the Board of Directors.

Assistant Secretary

Section 10.      ~~Section 9.~~ The Assistant Secretary shall aid the Secretary, under his direction, in the performance and execution of the duties of the office and department, and in case of the temporary absence of the Secretary, he shall, at the direction of the Chief Executive Officer, perform the Secretary's duties and act in his stead, and perform such other duties as may be prescribed by the Board of Directors.

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Treasurer

Section 11.      ~~Section 10.~~ The Treasurer shall have the custody of all the moneys, funds, credits and securities of the Corporation; he shall cause to be kept full and complete records of all receipts and disbursements of money, securities and other valuables. He shall make such reports concerning same to the Board, to the Chairman of the Board, and to the President, as from time to time may be requested; he shall cause to be deposited to the credit of the Corporation, in the corporate name, all funds of the Corporation, in such depositories as he may select, subject at all times to the control of the Board of Directors; and he shall perform such other duties as may be prescribed by the Board of Directors.

Assistant Treasurer

Section 12.      ~~Section 11.~~ The Assistant Treasurer shall aid the Treasurer and be under his direction in the performance and execution of the duties of the office and department, and in the absence of the Treasurer he shall perform his duties and act in his place, and shall perform such other duties as may be prescribed by the Board of Directors.

Controller

Section 13.      ~~Section 12.~~ The Controller shall aid the chief financial officer of the Corporation and be under his direction in the performance and execution of the duties of his office and department. The Controller shall serve as the chief accounting officer of the Corporation and he shall be responsible for internal auditing of the books of account and cash records of the Corporation and its major operating units, shall present to the annual meeting of stockholders a statement in writing of the financial condition of the Corporation as shown by the books, and shall perform such other duties as may be prescribed by the Board of Directors. The Controller shall also perform such other duties as may be prescribed by the Board of Directors.

Assistant Controller

Section 14.      ~~Section 13.~~ The Assistant Controller shall aid the Controller and be under his direction in the performance and execution of the duties of the office and department, and shall perform such other duties as may be prescribed by the Board of Directors.

Salaries

Section 15.      ~~Section 14.~~ The salaries of the officers shall be fixed by the Board of Directors, and no salary shall be paid or collected by any officer unless the same has been fixed during the term of office of such officer~~, except as hereinafter provided under Article VIII,~~

~~Section 8.~~.

Salaries of Employees

Section 16.      ~~Section 15.~~ The salaries of all employees shall be fixed by the heads of departments or of the operating unit, subject to the approval of the Chairman of the Board, the President, or the Executive Committee.

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ARTICLE V-A

Indemnification of Officers, Directors, and Employees

Section 17.      ~~Section 16. (a)~~ (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

~~(b)~~  (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly ~~nd~~and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

~~(c)~~  (c) To the extent that a present or former director~~,~~ or officer, an employee or agent of the Corporation or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

~~(d)~~  (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that

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indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by ~~the Board of Directors by~~ a majority vote of ~~a quorum consisting of~~the directors who ~~were~~are not parties to such action, suit or proceeding, ~~or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs~~even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (~~3~~4) by the stockholders. ~~Any determination made by the Board of Directors under this by-law shall be final and conclusive on all persons whomsoever.~~

~~(e)~~  (e) Expenses (including attorneys’ fees) incurred by an officer or director in defending ~~a~~any civil ~~or~~, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director~~,~~ or officer~~, employee or agent~~ to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation~~.~~  as authorized under Delaware law. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

~~(f)~~  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this ~~section~~Section 17 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

~~(g)~~  (g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status, as such, whether or not ~~such person would be entitled to indemnification against such liability under the provisions of~~the Corporation would have the power to indemnify him under this ~~by-law.~~Section 17.

~~(h)~~  (h) The indemnification and advancement of expenses provided by, or granted pursuant to, this ~~section~~Section 17 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

~~(This Article V-A ratified by stockholders on June 22, 1987.)~~

(i)        The Corporation's obligation, if any, to indemnify or to advance expenses to any person covered by this Section 17 who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be reduced by any amount such person may collect as indemnification or

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advancement of expenses from such other corporation, partnership, joint venture, trust or other enterprise.

(j)        Any repeal or modification of the foregoing provisions of this Section 17 shall not adversely affect any right or protection hereunder of any person covered by this Section 17 in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification.

(k)       This Section 17 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than those persons covered by this Section 17 when and as authorized by appropriate corporate action.

ARTICLE VI

Stock and Transfers, etc.

Section 1.        The shares of the Corporation shall be represented by certificates ~~of stock of the Corporation~~, provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares, in which case such shares shall be evidenced by registration in book-entry accounts without certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by a certificate shall be entitled to have a certificate which shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares represented by such certificate and shall be signed by, or in the name of the Corporation by, the Chairman of the Board, Vice-Chairman of the Board, President, Senior Executive Vice-President, or a Vice- President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary.

They shall also be countersigned by a financial institution designated by the Board as Registrar, and by either a financial institution designated by the Board or this Corporation acting through a person or persons designated by the Board, as Transfer Agent of the Corporation.

Any signature as required in this Section 1 may be by facsimile signature, except the signature by the Registrar which shall be a manual signature.

Fractional shares shall not be issued.

Transfers of Stock

Section 2.        Transfers of stock of the Corporation shall be made on the books of the Corporation only by the holder thereof in person ~~named in the certificate~~ or by his attorney, ~~lawfully constituted in writing,~~ and upon surrender of the certificate therefor for cancellation, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed,

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with such proof of the authenticity of the transfer (or, with respect to uncertificated shares, by delivery of duly executed instructions or in any other manner permitted by law) and payment of any applicable transfer taxes as the Corporation or its agents may reasonably require.

Closing of Transfer Books or Fixing Record Date

Section 3.        The Board of Directors may fix in advance a date, not preceding the date upon which the resolution fixing such date is adopted and not exceeding 60 days (nor less than 10 days in the case of the date of any meeting of stockholders) preceding the date of any meeting of stockholders, or the date for the payment of any dividend or other distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, ~~or a date in connection with obtaining such consent,~~ as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting ~~and any adjournment thereof~~, or entitled to receive payment of any such dividend or other distribution, or to any such allotment of rights, or to exercise the rights with respect of any such change, conversion or exchange of capital stock~~, or to give such consent~~, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, any such meeting ~~and any adjournment thereof~~, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights~~, or to give such consent~~, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. If no record date is fixed by the Board of Directors, (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (2) the record date for determining stockholders entitled to receive payment of any such dividend or other distribution, or to any such allotment of rights, or to exercise the rights with respect of any such change, conversion or exchange of capital stock shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Registered Stockholders

Section 4.        The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Delaware.

Lost Certificates

Section 5.        ~~Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be~~

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~~issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.~~The Board of Directors may authorize a new certificate or certificates (or uncertificated shares) to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

ARTICLE VII

Dividends

Dividends upon the Common Stock of the Corporation may be declared by the Board of Directors or (if the resolution creating the Executive Committee so provided) by the Executive Committee at any regular or special meeting out of any net profits or ~~net assets~~surplus of the Corporation legally available therefor. Dividends on the outstanding Common Stock may be declared for a period not to exceed twelve (12) months in advance of such dividend.

Before payment of any dividend or making any distribution of profits, there may be set aside out of the surplus or net profits of the Corporation such sum or sums as the Board of Directors from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and any reserve so established may be abolished and restored to the surplus account of the Corporation by like action of the Board.

ARTICLE VIII

Miscellaneous

Vacancies

Section 1.        Except as otherwise provided in the ~~Amended and~~ Restated Certificate of Incorporation, if the office of any director~~, or of any officer or agent, one or more,~~ becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, such vacancy shall be filled solely by the directors then in office, ~~although~~even if less than a quorum, by a majority vote, ~~may choose a successor or successors who shall hold office for the unexpired term in respect of which such vacancy occurred~~and any successor director so chosen shall hold office until such director’s successor is elected and qualified, or until such director’s earlier resignation or removal.

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Newly created directorships resulting from any increase in the authorized number of directors ~~may~~shall be filled solely by the directors then in office, ~~although~~even if less than a quorum, by a majority vote, and ~~persons~~any person so designated to fill such newly created ~~directorships~~directorship shall hold office until ~~the next election of the class for which they are chosen and until their successors are~~such director’s successor is elected and qualified, or until ~~their~~such director’s earlier resignation or removal.

Duties of Officers May Be Delegated

Section 2.        In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director, provided, a majority of the entire Board concurs therein.

Inspection of Books

Section 3.        The Board of Directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations, the accounts and books of the Corporation (except such as may by statute be specifically open to inspection) or any of them, shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

Checks

Section 4.        All checks, drafts, or other demands for money, made by the Corporation may be signed or endorsed as the case may be by such officer or officers or agents as the Board of Directors may from time to time designate.

Notes and Negotiable Paper

Section 5.        All notes and negotiable papers (except checks and drafts) shall be signed or endorsed, as the case may be, by the Chairman of the Board, the President, the Senior Executive Vice- President, and such other officers designated by the Board of Directors, and countersigned by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and may be endorsed by any one of said officers, but such endorsement shall require no countersignature; and all acceptances may be made, endorsed or accepted by any one of said officers so designated.

Directors' Annual Statement

Section 6.        The Board of Directors shall present at each annual meeting, and when called for by vote of the stockholders at any special meeting of stockholders, a full and clear statement of the business and conditions of the Corporation.

Notices ; Waiver

Section 7.        ~~Whenever~~Except as otherwise set forth in these By-Laws, whenever, under the provisions of these By-Laws, notice is required to be given to any director, officer or

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stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in the post office or letter box, in a postpaid sealed wrapper, addressed to such director, officer or stockholder, and such notice shall be deemed to be given at the time when the same shall be thus mailed; provided, however, that notices given under ~~Sections 6 and 11~~Section 7 of Article IV shall be deemed to be given at the time received.

Any stockholder, director, or officer may waive any notice required to be given under these By-Laws. Whenever notice is required to be given pursuant to the law of Delaware, the Restated Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders or the Board of Directors or a committee thereof shall constitute a waiver of notice of such meeting, except when the stockholder or director attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Restated Certificate of Incorporation or by these By-Laws.

~~Profit Sharing~~

Provisions Additional or Contrary to Provisions of Law

Section 8.        ~~After provision has been made for payment of such dividends on the Common Stock as the Board of Directors may determine then, the Board may, in its discretion, set apart such part of the Corporation's net earnings as it may deem advisable, over and above said dividends, for extra salaries and compensation to be paid to valued officers or employees, who, by their services to the Corporation have helped to produce such earnings.~~All restrictions, limitations, requirements and other provisions of these By-Laws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

~~The payment of net earnings thus to be divided, shall be placed in the hands of a committee of three, selected by the Board, designated as the Profit Sharing Committee, but no member of that Committee shall directly or indirectly participate in the bonus salaries thus paid, if any.~~

~~The Profit Sharing Committee shall have absolute control over the net earnings so set apart for the payment of additional salaries under the provisions of this section.~~

~~The Chief Executive Officer of the Corporation shall be ex- officio chairman of the Profit Sharing Committee.~~

Section 9.        Any article, section, subsection, subdivision, sentence, clause or phrase of these By-Laws which, upon being construed in the manner provided in Section 10 of this Article VIII, shall be contrary to or inconsistent with any applicable provisions of law, shall not apply so

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long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these By-Laws, it being hereby declared that these By-Laws, and each article, section, subsection, subdivision, sentence, clause or phrase thereof, would have been adopted irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

Section 10.      Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of the State of Delaware shall govern the construction of these By-Laws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, the term “person” includes a natural person, a corporation or any other entity of any type, and references to the masculine gender shall include the feminine gender and any entity, and vice versa.

Amendments

Section 11.      ~~Section 9.~~ These By-Laws may be altered or amended by the affirmative vote of the holders of a majority of the Common Stock issued and outstanding at any regular or special meeting of the stockholders if notice of the proposed alteration or amendment be contained in the notice of the meeting, or by the affirmative vote of a majority of the Board of Directors; provided~~, however, that (i) until the first annual meeting of stockholders held on or after May 1, 1995, any alteration or amendment to, repeal of or adoption of a provision inconsistent with Section 11 of Article IV hereof shall require the consent of a majority of the Class A Directors, and (ii) any alteration or amendment to, repeal of or adoption of a provision inconsistent with Section 12 of Article IV shall require the affirmative vote of a majority of the members of the Litigation Committee and, until the first annual meeting of stockholders held on or after May 1, 1995, shall also require the consent of a majority of the Class A Directors; and provided, further,~~ that no amendment with respect to the time or place for the election of directors shall be made within sixty days next before the day on which such election is to be held, and that a notice of any such change of time or place shall be given to each stockholder twenty days before the election is held, in person or by notice or letter mailed to his last known post office address.

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